EXHIBIT 5

                            FIRST AMENDMENT AGREEMENT

                                      AMONG

                     AUTOMATIC SYSTEMS DEVELOPERS, INC. AND
                        HIGH TECHNOLOGY COMPUTERS, INC.,
                                  AS BORROWERS,

                         ASD GROUP, INC., AS GUARANTOR,

          THE FINANCIAL INSTITUTIONS WHICH ARE NOW OR HEREAFTER BECOME
   A PARTY TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF DECEMBER 18, 1997 AND

                    PNC BANK, NATIONAL ASSOCIATION, AS AGENT

         AMENDING THE RESTRUCTURING AGREEMENT DATED AS OF JUNE 26, 1998

                           Dated as of March 10, 1999

         THIS FIRST AMENDMENT AGREEMENT dated as of March 10, 1999 (this "AMENDMENT") among Automatic Systems Developers, Inc., a New York corporation ("ASD"); High Technology Computers, Inc., a New York corporation ("HTC") (ASD and HTC are each a "BORROWER" and collectively, the "BORROWERS"), ASD Group, Inc., a Delaware corporation ("HOLDINGS"); the financial institutions which are now or hereafter become a party to the Credit Agreement (as defined below) (the "LENDERS") and PNC Bank, National Association, as agent for the Lenders (in such capacity, the "AGENT"). As of the date hereof, PNC Bank, National Association is and always has been the only Lender under the Credit Agreement. In its capacity as the sole Lender and the Agent under the Credit Agreement, PNC Bank, National Association is hereinafter sometimes referred to as "PNC."

                              W I T N E S S E T H:

         WHEREAS, the Borrowers and PNC have entered into a Revolving Credit, Term Loan and Security Agreement dated as of December 18, 1997 (as the same may be amended, modified, supplemented or restated from time to time, the "CREDIT AGREEMENT"; the terms defined in the Credit Agreement are used in this Amendment as in the Credit Agreement unless otherwise defined in this Amendment); and

         WHEREAS, prior to the date hereof, certain Defaults and Events of Default of the Borrowers had occurred under the Credit Agreement;

         WHEREAS, the parties to the Credit Agreement reached an agreement in connection with, among other things, such Defaults and Events of Default pursuant to that certain Agreement dated as of June 26, 1998 (as the same may be amended, modified, supplemented or restated from time to time, the "RESTRUCTURING AGREEMENT");

         WHEREAS, the parties thereto desire and are willing, on the terms and conditions set forth below, to modify certain terms of the Restructuring Agreement.

         NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend the Restructuring Agreement as hereinafter set forth:

         SECTION 1A. AMENDMENTS TO RESTRUCTURING AGREEMENT. The Restructuring Agreement is, subject to the satisfaction of the conditions to effectiveness set forth in Section 2 hereof, hereby amended as follows:

         (a) Paragraph D of the Recitals is amended to read in its entirety as follows:

         "The maximum credit facility provided by the Credit Agreement is a revolving loan of up to $4,500,000, provided that such amount shall be increased to $5,700,000 from the First Amendment Effective Date (as defined in the First Amendment hereto)."

         (b) Clause (I) of the third sentence of Paragraph (b) of Section 8 (Future Modification of Credit Agreement) of the Restructuring Agreement is hereby amended by adding the following to the end thereof:

         ";PROVIDED, HOWEVER, that from and after the First Amendment Effective Date for so long as no Defaults exist other than Specified Defaults and this Agreement is not in default, the Borrowers shall not be required to maintain any Undrawn Availability."

         (c) Section 9 (Over-Advance) of the Restructuring Agreement, effective as of the First Amendment Effective Date, is hereby deleted in its entirety and substituted in lieu thereof is the following:

         "(1) The parties agree that two separate over-advances shall exist in the aggregate principal amounts of $900,000 (the "TIER 1 OVER-ADVANCE") and $675,000 (the "TIER 2 OVER-ADVANCE"), respectively. The Tier 1 Over-Advance shall be repaid in full on or before the earlier of the date of acceleration of the amounts due under the Credit Agreement or September 10, 1999 (the "TIER 1 TERMINATION DATE"). The Tier 2 Over-Advance shall be repaid in full on or before the earlier of the date of acceleration of the amounts due under the Credit Agreement or the date of the Refinancing Event (as defined below); PROVIDED, HOWEVER, such date of the Refinancing Event shall be no later than August 29, 1999 (the "TIER 2 TERMINATION DATE"). Notwithstanding anything in this Section 9 to the contrary, (a) at such time as the real property listed on SCHEDULE A hereto is sold (the "REAL PROPERTY SALE"), then the proceeds of such sale (the "REAL PROPERTY PROCEEDS") shall be applied automatically to the Tier 1 Over-Advance, PROVIDED, however, in the event that the Real Property Proceeds are insufficient to repay in full the Tier 1 Over-Advance, then the Borrowers shall be permitted until the later of (i) the Tier 1 Termination Date or (ii) 30 days from the date of such Real Property Sale to pay such deficiency, PROVIDED, FURTHER, HOWEVER, in any event the Tier 1 Over-Advance must be repaid in full no later than the date of acceleration of the amounts due under the Credit Agreement, and (b) at such time as the real property listed on SCHEDULE B hereto is refinanced (the "REFINANCING EVENT"), then the proceeds of such Refinancing Event shall be applied automatically to the Tier 2 Over-Advance and shall thereafter permanently reduce the Tier 2 Over-Advance, PROVIDED, HOWEVER, in any event the Tier 2 Over-Advance must be repaid in full no later than the Tier 2 Termination Date; PROVIDED, FURTHER, HOWEVER, to the extent the Tier 2 Over-Advance remains outstanding as of the Tier 2 Termination Date, then such amount, unless due and payable earlier by acceleration or otherwise, shall be paid in equal monthly installments of $100,000 until such time as the Tier 2 Over-Advance is paid in full."

         SECTION 1B. ACKNOWLEDGMENT REGARDING NON-AVAILABILITY OF EURODOLLAR RATE. Each of the parties hereto acknowledges and agrees that, effective as of the First Amendment Effective Date, the Borrower shall not be permitted to borrow Eurodollar Rate Loans under the Credit Agreement and all borrowings must thereafter be Domestic Rate Loans.

         SECTION 1C. WAIVER. PNC hereby waives any default arising under Section 8(b) of the Restructuring Agreement as in effect prior to the First Amendment Effective Date.

         SECTION 1D. CONFIRMATION. Each Borrower and Holdings hereby confirms PNC's right to establish reserves against the Collateral at any time in its sole and absolute discretion.

         SECTION 1E. PROJECTIONS. The Borrowers and Holdings covenant and agree to provide to PNC on a date no later than March 31, 1999 projections for the fiscal period beginning June 26, 1999 and ending June 23, 2000 (the "PROJECTIONS"). The Projections shall be in form and substance reasonably satisfactory to PNC. In addition, the Borrowers and Holding covenant and agree that the performance, financial or otherwise, of the Borrowers and Holdings shall not be less than 85% of the value of the parameters, financial or otherwise, set forth in the Projections, measured as of the end of each fiscal quarter covered by such Projections.

         SECTION 1F. INVESTMENTS. The Borrowers and Holdings covenant and agree that on or before March 30, 1999, the Borrowers will receive additional capital, in the form of equity or subordinated debt, pursuant to documentation in form and substance satisfactory to PNC, in an amount not less than $1,200,000.

         SECTION 1G. INSURANCE. The Borrowers hereby covenant and agree to have a life insurance policy in the amount of $1,500,000 naming Peter Zachariou as insured issued by an insurer reasonably satisfactory to PNC issued no later than March 30, 1999. Simultaneously with the issuance of such life insurance policy, the Borrowers shall collaterally assign to PNC all of its right, title and interest in and to all rights of the Borrowers in such life insurance policy, pursuant to documents to which each of the Borrowers, the insurer and PNC is a party, in form and substance satisfactory to PNC.

         SECTION 2A. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

         (a) Each of the parties hereto shall have duly executed and delivered this Amendment (whether the same or different copies) and PNC shall have received a copy signed by each of the Borrowers and Holdings (collectively, the "PRINCIPAL PARTIES");

         (b) PNC shall have received the favorable opinions of Broad and Cassel and other local counsel as PNC may reasonably request, in form and substance satisfactory to PNC;

         (c) PNC shall have received a certificate signed by each of the Borrowers stating that each of the representations and warranties contained in
Section 3 hereof are true and correct on and as of the First Amendment Effective Date as though made on and as of such date;

         (d) PNC shall have received payment in full of all of the fees and expenses due and payable pursuant to Section 5 hereof;

         (e) PNC shall have received a copy of any and all filings, SEC or otherwise, documents or agreements, including, without limitation, the Proxy Statement filed with the SEC on March 2, 1999, necessary to effect, as required by law, the recapitalization of Holdings as contemplated by the Debt Conversion Agreements (as defined below); and

         (f) PNC shall have received such other documents, including, but not limited to, amendments, modifications, supplements or restatements of any Other Documents, opinions, approvals or appraisals as PNC may reasonably request.

         SECTION 2B. CONDITIONS SUBSEQUENT. The Borrowers and Holdings covenant and agree to provide the following agreements (collectively, the "DEBT CONVERSION AGREEMENTS"), as executed, to PNC, in form and substance reasonably satisfactory in PNC, on a date no later than March 1, 1999.

                  (i) A copy of the Second Restructuring Agreement by and among the Borrowers, Holdings and Bankers Trust Company, dated as of March __, 1999; and

                  (ii) A copy of (A) the Agreement by and among the Borrowers, Holdings and John Halik and (B) the Agreement by and among the Borrowers, Holdings and James Yessian, each dated as of February 9, 1999.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce PNC to enter into this Amendment, each of the Principal Parties hereby represents and warrants to PNC that (i) it has the full capacity and legal right to execute, deliver and perform its obligations under this Amendment and the Other Documents to which it is a party, and each of the Principal Parties has taken all appropriate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Amendment and the Other Documents,
(ii) this Amendment, the Credit Agreement and the Restructuring Agreement (as amended by this Amendment) and the Other Documents, constitute legal, valid and binding obligations of each of the Principal Parties enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally, (iii) the representations and warranties contained in the Credit Agreement and the Restructuring Agreement and in each of the Other Documents, to which it is a party are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except for changes which have occurred and which were not prohibited by the terms of the Credit Agreement and Restructuring Agreement or are being consented to by PNC in this Amendment, (iv) no Default or Event of Default (other than those expressly waived herein) has occurred and is continuing, or would result from the execution, delivery and performance by each of the Principal Parties of this Amendment, the Credit Agreement and Restructuring Agreement (as amended by this Amendment) or any of the Other Documents, to which it is a party, (v) none of the Principal Parties is in default in the payment or performance of any of its obligations under any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which it is a party or which purports to be binding upon it or any of its properties or assets, which default would have a material adverse effect on its properties, assets or financial condition, (vi) each of the Principal Parties is in compliance with all applicable statutes, laws, rules, regulations, orders and judgments, the contravention or violation of which would have a material adverse effect on its properties, assets or condition (financial or otherwise), (vii) no material adverse change in its properties, assets or in the condition (financial or otherwise) has occurred, and (viii) no litigation or administrative proceeding of or before any court or governmental body or agency is now pending, nor, to the best knowledge of each of the Principal Parties upon reasonable inquiry, is any such litigation or proceeding now threatened against each of the Principal Parties or any of its properties, nor, to the best knowledge of each of the Principal Parties upon reasonable inquiry, is there a valid basis for the initiation of any such litigation or proceeding, which if adversely determined (after giving effect to all applicable insurance coverage then in existence) would have a material adverse effect on its properties, assets or condition (financial or otherwise).

         SECTION 4. REFERENCE TO AND EFFECT ON THE DOCUMENTS.

         (a) Each reference in the Credit Agreement or the Restructuring Agreement, as the case may be, to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Credit Agreement in the Other Documents other than the Credit Agreement and Restructuring Agreement, shall mean and be a reference to the Credit Agreement and Restructuring Agreement, as the case may be, as amended hereby.

         (b) Except as specifically provided herein, the Credit Agreement and Restructuring Agreement and all Other Documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each of the Principal Parties. The amendments and waivers set forth above are limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Credit Agreement and Restructuring Agreement or any document delivered pursuant thereto or (ii) prejudice any right or rights which PNC may now or in the future have in connection with the Credit Agreement and Restructuring Agreement or the Other Documents.

         (c) Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of PNC under the Credit Agreement and the Restructuring Agreement or any of the Other Documents nor constitute a waiver or modification of the Credit Agreement and the Restructuring Agreement and any provision of any of the Other Documents nor a waiver of any now existing or hereafter arising Defaults or Events of Default. A default under the Restructuring Agreement as amended hereby shall be an Event of Default under the Credit Agreement.

         SECTION 5. FEES AND EXPENSES. Each of the Principal Parties hereby agrees to pay, on a joint and several basis, PNC on demand for all costs, expenses, charges and taxes (other than any income taxes relating to income of PNC), including, without limitation, all reasonable fees and disbursements of counsel, incurred by PNC in connection with the negotiation, preparation, reproduction, execution, delivery, administration and enforcement of this Amendment and any Other Documents, to be delivered hereunder.

         In addition, PNC shall receive from the Principal Parties the following, which are deemed to be fully earned upon the execution of this
Amendment:

         (a) a fee of one hundred and fifty thousand dollars ($150,000), payable on the earlier of (i) in full on the date of refinancing or repayment of the amounts outstanding under the Credit Agreement and the Restructuring Agreement, or (ii) in part, within 90 days of the end of each Fiscal Year in an amount equal to 40% of the pre-tax profit of the Borrowers for such Fiscal Year, until such fee is paid in full.

         (b) Warrants to PNC to purchase 100,000 shares of Holdings Common Stock with a term of five years and an exercise price of $1.25 per share (in the form attached hereto as EXHIBIT A). [In this regard, Holdings agrees to register the re-sale of Common Stock issuable upon exercise of such Warrants (the "Underlying Shares") in its Registration Statement on Form SB-2 filed with the SEC on February 1, 1999; PROVIDED, HOWEVER, PNC will agree not to sell, transfer or otherwise dispose of the Underlying Shares for a period of six months from the effective date of the Registration Statement.]

         SECTION 6. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without regard for its conflict of laws principles.

         SECTION 7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         SECTION 8. SUCCESSORS. This Amendment shall be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

         SECTION 9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

         IN WITNESS WHEREOF, each of the undersigned has executed this Amendment or has caused this Amendment to be executed by its duly authorized officer, as of the date first above written.

                                 AUTOMATIC SYSTEMS DEVELOPERS, INC.

                                 By:   /s/ Peter C. Zachariou
                                       -------------------------------
                                 Name: PETER C. ZACHARIOU
                                 Title: PRESIDENT

                                 HIGH TECHNOLOGY COMPUTERS, INC.

                                 By:   /s/ Peter C. Zachariou
                                       -------------------------------
                                 Name: PETER C. ZACHARIOU
                                 Title: PRESIDENT

                                 ASD GROUP, INC.

                                 By:   /s/ Peter C. Zachariou
                                       -------------------------------
                                 Name: PETER C. ZACHARIOU
                                 Title: PRESIDENT


                                 PNC BANK, NATIONAL ASSOCIATION,
                                 as sole Lender and as Agent

                                 By:   /s/ Laszlo Hajdu-Nemeth
                                       -------------------------------
                                 Name: Laszlo Hadju-Nemeth
                                 Title: Senior Vice President

                                   SCHEDULE A

253 North Grand Avenue
Poughkeepsie, New York

Vacant Land
Titusville, New York

                                   SCHEDULE B

1 Industry Street
Poughkeepsie, New York